Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Glacier Water Services, Inc.


We consent to the incorporation by reference in the Registration Statements (No. 33-94660, No. 33-80016, No. 333-112695, No. 333-43848, and No. 333-57451) on
Form S-8 of Glacier Water Services, Inc. and of our reports dated February 23, 2005, with respect to the consolidated balance sheets of Glacier Water Services, Inc. and subsidiaries as of January 2, 2005 and December 28, 2003, and the related consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows for each of the years in the three-year period ended January 2, 2005, and the related financial statement schedule, which reports appear in the January 2, 2005 annual report on Form 10-K of Glacier Water Services, Inc. Our report on the consolidated financial statements refers to the adoption by Glacier Water Services, Inc. of Financial Accounting Standards Board Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.

                                  /s/ KPMG LLP

San Diego, California
March 29, 2005